                                                                    Exhibit 4.23

                          AVERY COMMUNICATIONS, INC.


                     _____________________________________

                           SERIES H PREFERRED STOCK
                              PURCHASE AGREEMENT

                               February 21, 2001

                     _____________________________________

                               TABLE OF CONTENTS
                               -----------------


ARTICLE 1  AUTHORIZATION AND SALE OF SHARES................................   1
 Section 1.1  Authorization................................................   1
 Section 1.2  Purchase and Sale of Purchased Shares........................   1
   1.2.1  Purchased Shares.................................................   1
   1.2.2  The Closing......................................................   1
   1.2.3  Use of Proceeds..................................................   1

ARTICLE 2  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
           PRINCIPAL SHAREHOLDER...........................................   2
 Section 2.1  Business; Organization, Corporate Power and Authority, etc...   2
 Section 2.1  Validity.....................................................   2
 Section 2.3  Capitalization; Status of Capital Stock......................   2
 Section 2.4  Taxes........................................................   3
 Section 2.5  No Violations................................................   4
 Section 2.6  Governmental Consents, etc...................................   4
 Section 2.7  Compliance with Law..........................................   4
 Section 2.8  Financial Statements.........................................   4
 Section 2.9  Absence of Undisclosed Liabilities...........................   5
 Section 2.10  Absence of Certain Changes or Events........................   5
 Section 2.11  Title to Assets.............................................   6
 Section 2.12  Compliance with Securities Laws.............................   6
 Section 2.13  Intellectual Property.......................................   6
   2.13.1  Intellectual Property Assets....................................   6
   2.13.2  Agreements......................................................   7
   2.13.3  Know-How Necessary for the Business.............................   7
   2.13.4  Patents.........................................................   7
   2.13.5  Trademarks......................................................   8
   2.13.6  Copyrights......................................................   8
   2.13.7  Trade Secrets...................................................   9
 Section 2.14  Minute Books................................................   9
 Section 2.15  Insurance...................................................   9
 Section 2.16  Offering of Preferred Stock.................................  10
 Section 2.17  Disclosure; Public Filings..................................  10

ARTICLE 3  REPRESENTATIONS AND WARRANTIES OF INVESTORS.....................  11
 Section 3.1  Validity.....................................................  11
 Section 3.2  Investment Intent............................................  11
 Section 3.3  Resale Restrictions..........................................  11
 Section 3.4  Diligence....................................................  12
 Section 3.5  Reliance.....................................................  12
 Section 3.6  Status.......................................................  12

ARTICLE 4  CONDITIONS OF PURCHASE..........................................  12
 Section 4.1  Investor Condition...........................................  12
   4.1.1  Certificate of Company...........................................  12

   4.1.2  Opinion of Counsel...............................................  13
   4.1.3  Authorization; Consents..........................................  13
   4.1.4  Articles of Incorporation........................................  13
   4.1.5  Registration Rights Agreement....................................  13
   4.1.6  Board of Directors...............................................  13
   4.1.7  All Proceedings Satisfactory.....................................  13
   4.1.8  Fees and Expenses................................................  13
 Section 4.2  Company's Conditions.........................................  14
   4.2.1  Certificate of Investor..........................................  14
   4.2.2  Full Purchase Price..............................................  14
   4.2.3  SBA Compliance...................................................  14

ARTICLE 5  COVENANTS OF THE COMPANY........................................  14
 Section 5.1  Financial Statements.........................................  14
 Section 5.2  Conduct of Business..........................................  15
 Section 5.3  Public Announcements.........................................  15
 Section 5.4  Insurance....................................................  15
 Section 5.5  Maintenance of Properties....................................  15
 Section 5.6  Affiliated Transactions......................................  15
 Section 5.7  Lock-Up for Certain Stockholders.............................  15
 Section 5.8  Board of Directors Meetings..................................  15
 Section 5.10  Loans and Advances..........................................  16
 Section 5.12  "C" Corporation.............................................  16
 Section 5.13  Maintenance of Intellectual Property Assets.................  16
 Section 5.14  Non-Contravention...........................................  16

ARTICLE 6  COVENANTS OF THE INVESTORS......................................  16
 Section 6.1  Right of First Offer.........................................  16
 Section 6.2  Confidentiality..............................................  16

ARTICLE 7  INDEMNIFICATION.................................................  17
 Section 7.1  Investor Indemnification.....................................  17
 Section 7.2  Company Indemnification......................................  17
 Section 7.3  Indemnification Generally....................................  17
 Section 7.4  Final Adjudication...........................................  18

ARTICLE 8  MISCELLANEOUS...................................................  18
 Section 8.1  Broker's Fee.................................................  18
 Section 8.2  SBA Compliance...............................................  18
 Section 8.3  Amendments And Waivers.......................................  18
 Section 8.4  Survival of Covenants; Assignability of Rights...............  18
 Section 8.5  Governing Law/Enforcement....................................  19
 Section 8.6  Jurisdiction and Venue.......................................  19
 Section 8.7  Section Headings.............................................  19
 Section 8.8  Counterparts.................................................  19
 Section 8.9  Notices and Demands..........................................  19
 Section 8.10  Severability................................................  19
 Section 8.11  Definitions of Terms........................................  20

 Section 8.12  Expenses....................................................  21
 Section 8.13  Entire Agreement............................................  21

Exhibits
--------
Exhibit A    Amended and Restated Articles of Incorporation
Exhibit B    Opinion of Counsel
Exhibit C    Registration Rights Agreement
Exhibit D    Disbursement Statement

Disclosure Schedules
--------------------

                           SERIES H PREFERRED STOCK
                              PURCHASE AGREEMENT

     THIS AGREEMENT is made as of this 21st day of February, 2001 by and among AVERY COMMUNICATIONS, INC. (the "Company"), a Delaware corporation, with its current principal place of business at 190 S. LaSalle Street, Suite 1710, Chicago, IL 60603, WATERSIDE CAPITAL CORPORATION ("WSCC") and CAPITALSOUTH PARTNERS FUND I, L.P. ("CapitalSouth" and collectively with WSCC, the "Investors").

                                   ARTICLE 1

                       AUTHORIZATION AND SALE OF SHARES

     Section 1.1.  Authorization. The Company has authorized the issuance and
                   -------------
sale to the Investors of 1,600,000 shares (the "Purchased Shares") of its authorized, but unissued shares of Series H Preferred Stock (the "Series H Preferred Stock") having the designations, rights and preferences and other terms and conditions as set forth in Certificate of Designation attached hereto as Exhibit A (the "Certificate of Designation").
   ---------

     Section 1.2.  Purchase and Sale of Purchased Shares.
                   -------------------------------------

                   1.2.1.  Purchased Shares. On the terms and subject to the
                           ----------------
conditions set forth in this Agreement, the Company will issue and sell to the Investors, and the Investors will buy from the Company the Purchased Shares at a price of $1.00 per share for an aggregate purchase price of $1,600,000. Of the purchase price, WSCC will pay $1,250,000 and receive 1,250,000 Purchased Shares and CapitalSouth will pay $350,000 and receive 350,000 Purchased Shares.

                   1.2.2.  The Closing. The purchase and sale shall take place
                           -----------
at a closing (the "Closing") to be held at the office of Williams, Mullen, Clark & Dobbins, P.C., 900 One Columbus Center, Virginia Beach, Virginia 23462 at 10:00 a.m. on the date of this Agreement or on such other date and at such time as may be mutually agreed upon by the Company and the Investors (the "Closing Date"). At the Closing, the Company will deliver to the Investors certificates for the Purchased Shares against delivery to the Company of a receipt of wire transfers, or of certified checks, in payment of the full purchase price therefor.

                   1.2.3.  Use of Proceeds. The Company shall use the proceeds
                           ---------------
from the sale of the Purchased Shares for general working capital purposes, but only to the extent permitted by the rules and regulations promulgated from time to time by the Small Business Administration (the "SBA").

                                   ARTICLE 2

          REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND PRINCIPAL
                                  SHAREHOLDER

     To induce the Investors to enter into this Agreement, except as disclosed in SEC Documents filed and publicly available prior to the date of this Agreement (the "Public Filings") or as set forth in the Disclosure Schedule attached hereto, the Company represents and warrants that:

     Section 2.1.  Business; Organization, Corporate Power and Authority, etc.
                   ----------------------------------------------------------
The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own and hold its properties and to carry on its business as presently conducted. The Company is duly licensed or qualified and in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of property owned or leased, or the nature of the activities conducted by it, makes such licensing or qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, assets or condition, financial or otherwise, or operations of the Company ("Material Adverse Effect"). The Company has no Subsidiaries and does not own of record or beneficially any shares of capital stock or securities convertible into capital stock of, or any other proprietary interest in, any Person.

     Section 2.2.  Validity. The Company has all necessary power and authority,
                   --------
and has taken all action required to execute, deliver and perform this Agreement and the Registration Rights Agreement referred to in Section 4.1.5 hereof (the "Registration Rights Agreement") and to issue, sell and deliver the Purchased Shares, and to enter into and execute all other instruments, certificates and documents evidencing the transactions contemplated herein (collectively, the "Investment Documents"). The Investment Documents, when delivered, are and will be duly authorized, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors; equitable principles limiting rights to specific performance; and, with respect to the enforceability of the provisions set forth in the Registration Rights Agreement, applicable federal securities law. Upon the issuance, sale and delivery of the Purchased Shares in accordance with the terms hereof, the Purchased Shares will be validly issued, fully paid and non-assessable and will be free and clear of all liens, charges, restrictions, claims and encumbrances of any kind, subject to restrictions on transfer under federal and state securities laws, this Agreement, and the Company's Certificate of Incorporation

     Section 2.3.  Capitalization; Status of Capital Stock.  The Company has, or
                   ---------------------------------------
before the Closing will have, a total authorized capitalization consisting of
(i) 20,000,000 shares of Common Stock ("Common Stock"), of which (A) 10,062,076 shares are issued and outstanding, (B) 1,215,216 shares are held by the Corporation as treasury shares, (C) 32,512 shares were issued in error and are awaiting cancellation but are shown as outstanding on the records of the Corporation's transfer agent, and (D) 68 shares are shown as outstanding on the records of the Corporation's transfer agent but cannot be allocated to a holder of record, and (ii) 20,000,000 shares of Preferred Stock ("Preferred Stock") of which (A)391,667 shares are authorized as Series A Junior Convertible Redeemable Preferred Stock, all of which shares are issued and outstanding, (B) 390,000 shares are authorized as Series B Junior Convertible Redeemable Preferred Stock, all of which shares are issued and outstanding, (C) 40,000 shares are authorized as Series C Junior Convertible Redeemable Preferred Stock, all of which shares are issued and outstanding, (D) 1,500,000 shares are authorized as Series D Senior Cumulative Convertible Redeemable Preferred Stock, all of which shares are issued and outstanding, (E) 350,000 shares are authorized as Series E Junior Convertible Redeemable Preferred Stock, all of which shares are issued and outstanding, (F) 2,150,493 shares are authorized as Series G Junior Participating Convertible Voting Preferred Stock, all of which shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid, and non-assessable, and were issued in compliance with all applicable state and federal securities laws. Other than as set forth in the Company's Public Filings, the Company has no options or rights to purchase shares of its capital stock, or securities convertible into shares of its capital stock, authorized, issued or outstanding, nor is the Company obligated in any manner to issue shares of its capital stock or securities convertible into or evidencing any right to acquire shares of its capital stock, or to distribute to holders of any of its capital stock any evidence of indebtedness or assets; (b) no Person has any preemptive right, right of first refusal or similar right to acquire additional shares of capital stock in connection with the sale and purchase of the Purchased Shares pursuant to this Agreement or otherwise; (c) there are no restrictions on the transfer of the shares of capital stock of the Company, other than those imposed by relevant state and federal securities laws or the Company's Certificate of Incorporation;
(d) no Person has any right to cause the Company to effect the registration under the Securities Act of 1933, as amended (the "1933 Act"), of any shares of capital stock or any other securities (including debt securities) of the Company; (e) the Company has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any interests therein, or to pay any dividend or make any other distribution in respect thereto; and (f) there are no voting trusts, stockholders' agreements, or proxies relating to any securities of the Company. The Company has heretofore delivered to the Investors true and correct copies of its Certificate of Incorporation and Bylaws, each as amended and in effect on the date hereof and certified by the Company's Secretary.

     Section 2.4.  Taxes.  The Company is a "C" corporation.  The Company has a
                   -----
fiscal year end of December 31 and has accurately prepared, to the best of its knowledge, and timely filed, or has made provision for the timely filing of, all federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes that have become due pursuant to such returns and, to the best of the Company's knowledge, all other taxes, assessments and governmental charges which have become due and payable, including, without limitation, all taxes which the Company is obligated to withhold from amounts owing to employees, creditors and third parties. No deficiency assessment with respect to or proposed adjustment of the Company's federal, state, or other taxes is pending or threatened in writing. There is no tax lien, whether imposed by any Federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company. Neither the Company nor any of its stockholders has ever filed a consent pursuant to
Section 341(f) of the Code, relating to collapsible corporations.

     Section 2.5.  No Violations. The execution, delivery and performance of the
                   -------------
Investment Documents, the consummation of the transactions contemplated by the Investment Documents (including the issuance, sale and delivery of the Purchased Shares), and compliance with the provisions hereof, will not violate any provision of law, the Certificate of Incorporation or Bylaws, as amended, of the Company, any order of any court or other agency of government or indenture, agreement or other instrument to which the Company is bound, or conflict with, result in the breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge, restriction, claim or encumbrance of any nature whatsoever upon any of the properties or assets of the Company in each case which would have a Material Adverse Effect.

     Section 2.6.  Governmental Consents, etc. No consents, approvals or
                   --------------------------
authorizations of, or registrations, qualifications, designations, declarations or filings with, any federal, state or local governmental authority on the part of the Company are required as a condition precedent to the valid execution and delivery of the Investment Documents or the valid offer, issue, sale and delivery of the Purchased Shares.

     Section 2.7.  Compliance with Law. The Company is currently in compliance
                   -------------------
in all material respects with all federal and state laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services and has obtained all material licenses, permits, approvals and authorizations necessary or required to conduct its business and affairs as previously and currently conducted and as the Company intends to conduct it in the future.

     Section 2.8.  Financial Statements. The Company has delivered to the
                   --------------------
Investors an audited balance sheet, statements of income and cash flows as of December 31, 1999 and an unaudited balance sheet, statement of income for the nine month(s) ended September 30, 2000 (the "Most Recent Fiscal Month End"), copies of which financial statements are contained in the Disclosure Schedules (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles which have been applied on a consistent basis throughout the periods indicated. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates and during the periods indicated therein, are correct and complete in all material respects, and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects), subject to (in the case of the unaudited statements) normal recurring year-end audit adjustments which are neither individually nor in the aggregate material.

     Section 2.9.  Absence of Undisclosed Liabilities. Except as set forth on
                   ----------------------------------
the Financial Statements or in its Public Filings, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business after the Most Recent Fiscal Month End and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

     Section 2.10.  Absence of Certain Changes or Events. Since the Most Recent
                    ------------------------------------
Fiscal Month End, there has not been:

                   2.10.1. any change in the consolidated assets, liabilities, prospects, condition (financial or otherwise), affairs, earnings, business, or operations of the Company from that reflected in the balance sheet as of the Most Recent Fiscal Month End;

                   2.10.2. any materially adverse change in the contingent obligations of the Company by way of guaranty or any assurance of performance or payment, endorsement, indemnity, warranty or otherwise, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse;

                   2.10.3. any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties of the Company, taken as whole;

                   2.10.4. any waiver by the Company of a valuable right or of a material debt owed to it;

                   2.10.5. any loans made by the Company or the Company's employees, officers or directors other than advances of expenses made in the ordinary course of business or in connection with employee stock purchases;

                   2.10.6. except for the Primal Spin-Off and the declaration and payment of dividends on he Company's outstanding shares of its Preferred Stock, any declaration or payment of any dividend or other distribution of the assets of the Company or any direct or indirect redemption, purchase or acquisition of any of the Company's securities;

                   2.10.7.  any labor organization activity or labor unrest;

                   2.10.8. any increase in the compensation of any of the Company's employees, officers or directors;

                   2.10.9. any resignation or termination of employment of any officer or Key Employee of the Company;

                   2.10.10. any agreement entered into by the Company to do any of the foregoing matters covered by Sections 2.10.1 through 2.10.9; or

                   2.10.11. any other event or condition of any character which has had a Material Adverse Effect (given in light of the disclosure contained in the Public Filings, the Financial Statements and the Company's Business Plan).

     Section 2.11.  Title to Assets.  With the exception of those of its
                    ---------------
properties which are under lease, the Company has good title to, all of its properties and assets of whatever nature used by the Company in the conduct of its business and, except as set forth in Section 2.11 of the Disclosure Schedules, there are no liens or other security interests outstanding against any of these properties and assets. All leases pursuant to which the Company leases real or personal property are in good standing and are valid and effective in accordance with their respective terms and there exists no default on the part of the Company or other occurrence or condition which could result in a default or termination thereof.

     Section 2.12.  Compliance with Securities Laws. Based in part on the
                    -------------------------------
representations of the Investors set forth in Section 3 below, the Company has complied with all applicable United States federal and state securities laws in connection with the offer, issuance and sale of the Purchased Shares. The Company has not either directly or through any agent, offered any securities to, or otherwise approached, negotiated or communicated in respect of any securities with, any Person so as thereby to require that the offer or sale of the Purchased Shares be registered pursuant to the provisions of Section 5 of the 1933 Act. Based in part on the representations of the Investors set forth in
Section 3 below, the offer, sale and issuance of the Purchased Shares in conformity with the terms of this Agreement are exempt from the registration requirements of Section 5 of the 1933 Act and all applicable state securities laws.

     Section 2.13.  Intellectual Property.
                    ---------------------

                   2.13.1.  Intellectual Property Assets.  For purposes of this
                            ----------------------------
Agreement, the term "Intellectual Property Assets" includes:

                   2.13.1.1. the name Avery Communications, Inc., HBS Billing Services Company, Thurston Communications Corporation, and TCOM Marketing Corp., all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                   2.13.1.2. all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents"); 2.13.1.3. all copyrights in both published works and unpublished works (collectively, "Copyrights");

                   2.13.1.4. all rights in mask works (collectively, "rights in Mask Works");

                   2.13.1.5. all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by the Company as licensee or licensor.

               2.13.2.  Agreements. Section 2.13.2 of the Disclosure
                        ----------
Schedules contains a complete and accurate list and summary description of all contracts or agreements relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which the

Company is the licensee. There are no outstanding and, to the Company's knowledge, no threatened disputes or disagreements with respect to the any such agreement.

               2.13.3.  Know-How Necessary for the Business.
                        -----------------------------------

                   2.13.3.1. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets necessary for the operation of the Company's business as it is currently conducted or as reflected in the Business Plan given to the Investors free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                   2.13.3.2. To the knowledge of the Company, no employee of the Company has entered into any contract or agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company.

               2.13.4.  Patents.
                        -------

                   2.13.4.1. Section 2.13.4 of the Disclosure Schedules contains a complete and accurate list and summary description of all Patents. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                   2.13.4.2. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date.

                   2.13.4.3. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company's knowledge, there is no potentially interfering patent or patent application of any third party.

                   2.13.4.4. No Patent is infringed or has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                   2.13.4.5. All products made, used, sold under the Patents have been marked with the property patent notice.

               2.13.5.  Trademarks.
                        ----------

                   2.13.5.1. Section 2.13.5 of the Disclosure Schedules contains a complete and accurate list and summary description of all Marks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, requires, and other adverse claims.

                   2.13.5.2. All Marks that have been registered with the United States Patent and Trademark Office (which are listed on Section 2.13.5 of the Disclosure Schedules) are currently in compliance with all formal legal requirements (including the timely post registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fee or taxes or actions falling due within 90 days after the Closing Date.

                   2.13.5.3. No Mark has been or is now involved in any opposition, invalidation, or cancellation nor, to the Company's knowledge, is any such action threatened with respect to any of the Marks.

                   2.13.5.4. To the Company's knowledge, there is no potentially interfering trademark or trademark application of any third party.

                   2.13.5.5. To the Company's knowledge, no Mark is infringed or has been challenged or threatened in anyway. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

               2.13.6.  Copyrights.
                        ----------

                   2.13.6.1. Section 2.13.6 of the Disclosure Schedules contains a complete and accurate list and summary description of all Copyrights which are material to the conduct of the Company's business. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                   2.13.6.2. All the Copyrights which are material to the conduct of the Company's business have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety (90) days after the Closing Date.

                   2.13.6.3. No Copyrights which are material to the conduct of the Company's business are infringed or, to the Company's knowledge, nor have any such Copyrights been challenged or threatened in any way. None of the subject matter of any of the Copyrights which are material to the conduct of the Company's business infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                   2.13.6.4. All works encompassed by the Copyrights which are material to the conduct of the Company's business have been marked with the property copyright notice.

               2.13.7.  Trade Secrets.
                        -------------

                    2.13.7.1. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                   2.13.7.2. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

                   2.13.7.3. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

     Section 2.14.  Minute Books. The copy of the minute book of the Company
                    ------------
provided to the Investors counsel contains (a) minutes of all meetings of directors and all actions by written consent without a meeting by the directors since the date of incorporation (and accurately reflects all actions by the directors and any committee of the directors and stockholders with respect to all transactions referred to in such minutes in all material respects), and (b) a complete and correct copy of the Company's Certificate of Incorporation, Bylaws, and stock transfer ledger.

     Section 2.15.  Insurance. The Company has in full force and effect fire and
                    ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace fully any of its properties that might be damaged or destroyed.

     Section 2.16.  Offering of Preferred Stock. Neither the Company nor anyone
                    ---------------------------
acting on its behalf has offered the Purchased Shares or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof, with, any Person other than the Investors. Neither the Company nor anyone acting on its behalf has taken, or will take, any action which would subject the issuance or sale of the Purchased Shares to Section 5 of the 1933 Act, as amended, or the registration or qualification provisions of the blue sky laws of any state.

     Section 2.17.  Disclosure; Public Filings.
                    --------------------------

                   2.17.1. Neither this Agreement, the Public Filings, the Financial Statements, the Business Plan, nor any certificate, list, exhibit, letter or other written statement furnished by the Company to the Investors or its special counsel in connection herewith contains any untrue statement of a material fact or, when read together, omits to state any material fact necessary in order to make the statements contained therein not misleading in the light of the circumstances under which they are or were made. There exists no fact or circumstances which has a Material Adverse Effect, or which in the future, to the best of the Company's knowledge, has a reasonable possibility of having a Material Adverse Effect, as the Company's business is presented currently and as it is presented to be conducted in the future in the Public Filings and the Business Plan, which has not been reflected in the Public Filings, the Financial Statements or as set forth in this Agreement or the Exhibits and Disclosure Schedules hereto or fully disclosed in a written statement or certificate furnished to the Investors by the Company pursuant to this Agreement.

                   2.17.2. The projections contained in the Business Plan or which have otherwise been delivered to the Investors for each of the fiscal years ended 2000 and 2001, copies of which have been previously delivered to the Investors, have been prepared in good faith by the principal financial officer of the Company using reasonable financial planning assumptions which are disclosed in sufficient detail. As of the date hereof, the Company has no reason to believe that such projections are incorrect or misleading in any material respect. No representation is made as to whether the forecasted results will in fact be realized; the Company's actual results in the future can be expected, notwithstanding the accuracy of the representations contained in the preceding two sentences, to vary from those forecasted, and such variations may be material.


                                   ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF INVESTORS

     In order to induce the Company to enter into this Agreement, each Investor represents and warrants to the Company that:

     Section 3.1.  Validity. This Agreement, the Registration Rights Agreement
                   --------
and all other documents and instruments executed by such Investor pursuant hereto, have each been duly executed and delivered by such Investor and each is a legal, valid and binding obligation of such Investor enforceable against such Investor in accordance with its terms. All consents, approvals or authorizations of any Person, and all qualifications, designations, declarations or filings with any governmental authority, on the part of such Investor required as a condition precedent to the valid execution and delivery of this Agreement and the Registration Rights Agreement shall have been obtained or completed before, and be effective as of, the Closing.

     Section 3.2.  Investment Intent. The Investor is acquiring the Purchased
                   -----------------
Shares for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the 1933 Act nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement, the Registration Rights Agreement and all the documents and instruments executed by the Investors pursuant hereto, such Investor has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. The officers of the Company have made available to such Investor any and all written information which it has requested and have answered to such

Investor's satisfaction, all inquiries made by such Investor; the Investors have adequate net worth and means of providing for its current needs and contingencies to sustain a complete loss of its investment in the Company. Nothing contained in this Section 3.2 shall be construed as a waiver of any rights the Investors may have under this Agreement or otherwise.

     Section 3.3.  Resale Restrictions. The Investor understands that because
                   -------------------
the Purchased Shares have not been registered under the 1933 Act, it cannot dispose of any or all of the Purchased Shares unless the Purchased Shares are subsequently registered under the 1933 Act or exemptions from such registration are available. The Investors acknowledges and understands that, except as provided in the Registration Rights Agreement, it has no independent right to require the Company to register the Purchased Shares under the 1933 Act or any state securities law. The Investor understands that the Company may, as a condition to the transfer of any of the Purchased Shares, require that the request for transfer be accompanied by opinion of counsel the identity of which is deemed reasonably acceptable to the Company, in form and substance satisfactory to the Company, to the effect that the proposed transfer does not result in violation of the 1933 Act, unless such transfer is covered by an effective registration statement under the 1933 Act. The Investor understands that each certificate representing the Purchased Shares will bear the following legends or ones substantially similar thereto:

                These securities have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, or an opinion of counsel for the corporation that registration is not required under such act.

     Section 3.4.  Diligence. The Investor has carefully reviewed the
                   ---------
representations concerning the Company contained in this Agreement, has read the Business Plan, has made detailed inquiry concerning the Company, its business and its personnel and is knowledgeable and experienced in the making of venture capital investments, is able to bear the economic risk of loss of its investment in the Company, has been granted the opportunity to make a thorough investigation of the affairs of the Company, and has availed itself of such opportunity to the extent it has deemed necessary, either directly or through its authorized representative.

     Section 3.5.  Reliance. The Investor has been advised that the Purchased
                   --------
Shares delivered hereunder have not been and are not being registered under the 1933 Act and that the Company in issuing the Purchased Shares is relying upon, and will rely upon, among other things, the representations and warranties of the Investor contained in this Section 3 in concluding that each such issuance is a private offering" and does not require compliance with the registration provisions of the 1933 Act.

     Section 3.6.  Status. The Investor is an "accredited investor" as that
                   ------
term is defined in Rule 501 of Regulation D under the 1933 Act.


                                   ARTICLE 4

                            CONDITIONS OF PURCHASE

     Section 4.1.  Investors Condition. The Investors' obligations to purchase
                   -------------------
and pay for the Purchased Shares hereunder shall be subject to compliance, or the waiver in writing by the Investors of compliance, by the Company in all material respects with their agreements herein contained and to the fulfillment on or before and at the Closing of the following conditions:

               4.1.1.  Certificate of Company. The representations and
                       ----------------------
warranties of the Company contained in this Agreement, including but not limited to the representations and warranties made in Section 2 shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; the Company shall not have suffered an event resulting in a Material Adverse Effect before the Closing; the conditions hereafter specified in this Article 4 shall have been satisfied and the Investors shall have received a duly executed certificate of the Secretary of the Company, dated as of the Closing Date, certifying such matters.

               4.1.2.  Opinion of Counsel. The Investors shall have received
                       ------------------
from special counsel for the Company, Winstead Sechrest & Minick P.C., their favorable opinion, dated the Closing Date, substantially in the form attached as Exhibit B.
---------

               4.1.3.  Authorization; Consents. The Board of Directors and
                       -----------------------
stockholders of the Company, to the extent necessary, shall have duly adopted resolutions in form satisfactory to the Investors authorizing the Company to consummate the transactions contemplated hereby to which it is a party in accordance with the terms hereof, and the Investors shall have received a duly executed certificate of the Secretary or an Assistant Secretary of the Company dated the Closing Date setting forth a copy of such resolutions and such other matters as may be requested by the Investors. The Company shall have obtained any and all other consents, permits and waivers and made all filings necessary or appropriate for consummation of the transactions contemplated by this Agreement.

               4.1.4.  Certificate of Designation. The Amended and Restated
                       --------------------------
Certificate of Designation of the Company shall read as set forth in Exhibit A.
                                                                     ---------

               4.1.5.  Registration Rights Agreement. The Company and the
                       -----------------------------
Investors shall have executed and delivered a Registration Rights Agreement, substantially in the form of Exhibit C.
                             ---------

               4.1.6.  Board of Directors. J. Alan Lindauer shall continue to
                       ------------------
be elected to the Company's Board of Directors as the representative of the Investors.

               4.1.7.  All Proceedings Satisfactory. All corporate and other
                       ----------------------------
proceedings taken before or at the Closing in connection with the transactions contemplated by this Agreement, and all documents and evidences incident thereto, shall be reasonably satisfactory in form and substance to the Investors and the Investors shall receive such copies thereof and other materials (certified, if requested) as they may reasonably request in connection therewith.

               4.1.8.  Fees and Expense. The Company shall have paid the
                       ----------------
Investors the $80,000 origination fee and sufficient funds as reimbursement for the Investors' legal fees (and disbursements incurred by the Investors' attorneys incurred in connection with this transaction) and the SBA compliance review, as set forth on the Disbursement Statement attached as Exhibit D. Such legal fees shall be paid by the Company whether or not the transaction contemplated by this Agreement is consummated.

     Section 4.2.  Company's Conditions'. The Company's obligation to issue and
                   --------------------
sell the Purchased Shares hereunder shall be subject to compliance by the Investors in all material respects with its agreements herein contained and to the fulfillment on or before and at the Closing of the following conditions:

               4.2.1.  Certificate of Investors. The representations and
                       ------------------------
warranties of the Investors contained in this Agreement, including but not limited to the representations and warranties made in Section 6, shall be true and correct in all material respects with the same force and effect as those such representations and warranties had been made on and as of the Closing Date.

               4.2.2.  Full Purchase Price. The Investors shall have delivered
                       -------------------
the entire amount of $1,600,000 in exchange for the Purchased Shares as provided in this Agreement less applicable fees and expenses as set forth on the Disbursement Statement attached as Exhibit D.
                                   ---------

               4.2.3.  SBA Compliance. The terms and conditions of this
                       --------------
Agreement shall be in compliance with all statutes and regulations governing the Investors as small business investment companies.


                                   ARTICLE 5

                           COVENANTS OF THE COMPANY

          Until the later of such time as none of the Purchased Shares are held by the Investors or their Permitted Transferees, or unless otherwise agreed by the Investors, the Company shall comply with the following covenants:

     Section 5.1.  Financial Statements. The Company shall maintain a system of
                   --------------------
accounts in accordance with generally accepted accounting principles, keep full and complete financial records and furnish to the Investors on behalf of the Investors the following reports: (i) no later than four months after the end of the Company's fiscal year, audited Financial Statements Certified by King Griffin & Adamson LLP, independent public accountants (or such other independent public accountants of recognized national or regional standing as may be approved by the Investors, such approval not to be unreasonably withheld) prepared in accordance with generally accepted accounting principles and practices consistently applied; (ii) by the end of the third week of each calendar month in time for the Investors' monthly Board meetings, its internally prepared Financial Statements which shall each be prepared in a manner consistent with those prepared in the prior months and approved by the Company's Board.

     Section 5.2.  Conduct of Business. The Company will keep in full force and
                   -------------------
effect its corporate existence and will comply in all material respects with all applicable laws and regulations in the conduct of its business.

     Section 5.3.  Public Announcements. The Company shall promptly deliver to
                   --------------------
the Investors for their review and comment and before its distribution, a draft copy of any press release mentioning the Investors in any way and two copies of any other press releases within five business days after the publication of such release or filing of such press release or form.

     Section 5.4.  Insurance. The Company shall keep its insurable properties
                   ---------
insured by financially sound and reputable insurers against the perils of liability, casualty, fire and extended coverage in amounts of coverage at least equal to those customarily maintained by companies in the same or a similar business of similar size. The Company shall also maintain with such insurers insurance against other hazards and risks and liability to persons and property, to the extent and in the manner customary for corporations engaged in the same or a similar business of similar size.

     Section 5.5.  Maintenance of Properties. The Company will maintain all
                   -------------------------
properties used or useful in the conduct of its business in good repair, working order and condition as necessary to permit such business to be properly and advantageously conducted in accordance with its Business Plan.

     Section 5.6.  Affiliated Transactions. All transactions between the
                   -----------------------
Company and any officer, Key Employee, director or stockholder of the Company or Persons controlled by or affiliated with such officer, Key Employee, director or stockholder, shall be conducted on an arm's-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from unrelated Persons and shall be approved in advance by a majority of disinterested Directors of the Company after full disclosure of the terms thereof.

     Section 5.7.  Lock-Up for Certain Stockholders.  The Company will cause any
                   --------------------------------
compensation benefit plan or contract, whether now existing or hereafter created, under which offers and sales of securities of the Company are made to officers, directors and Key Employees of the Company, to provide that in connection with an underwritten public offering, upon the request of the Company or the principal underwriter managing such public offering, resales of such securities may not be sold without the prior written consent of the Company or such underwriters, as the case may be, for at least 90 days or such other period of time as the Company or the underwriters, as the case may be, may reasonably require.

        Section 5.8.  Board of Directors Meetings. The Company shall cause one
                      ---------------------------
(1) nominee of the Investors, who shall initially be J. Alan Lindauer, to be elected as directors at all meetings of stockholders, or consents in lieu thereof, for such purpose. The Company will reimburse all direct out-of-pocket expenses reasonably incurred by the directors of the Company who are the nominees of the Investors in attending meetings of the Board of Directors or any committee thereof.

        Section 5.9.

        Section 5.10.  Loans and Advances. The Company will not make any loan or
                       ------------------
advance to, or own any stock or other securities of, any Person except for reasonable advances to employees in the ordinary course of business.

        Section 5.11.

        Section 5.12.  "C" Corporation. The Company shall remain a "C"
                       ---------------
Corporation.

        Section 5.13.  Maintenance of Intellectual Property Assets. At all
                       -------------------------------------------
times, the Company shall maintain in good standing and take all action that may be required to maintain all rights in its Intellectual Property Assets, including, but not limited to, Patents, Trademarks, Copyrights and Trade Secrets.

        Section 5.14.  Non-Contravention. The Company shall remain in full
                       -----------------
compliance with this Agreement, the Registration Rights Agreement and all other agreements that evidence the transactions described in this Agreement.


                                   ARTICLE 6

                           COVENANTS OF THE INVESTORS

        Section 6.1.  Right of First Offer. Neither Investor shall sell or
                      --------------------
transfer any Purchased Shares other than to any transferee who is an affiliate, as that term is defined in the Investment Company Act of 1940, of such Investor (including a shareholder of the Investor), unless such Investor first submits a bona-fide written offer to the Company to purchase such Purchased Shares. An Investor's offer to the Company shall remain open and irrevocable for 10 business days. During the 10 business day period commencing after the receipt of such offer, the Company shall have the right to purchase all, but not less than all, of such Purchased Shares upon such terms and conditions as are specified in the offer. Promptly upon the expiration of such 10 business day period, any of such Purchased Shares not so purchased by the Company may be sold by such Investor to a third party at the same price and upon terms and conditions not materially less favorable to the Investors (taken as a whole) than were offered the Company, but may not otherwise be sold without again complying with this Section for a period of 90 days after expiration of such 10 business day period.

        Section 6.2.  Confidentiality. The Investors will keep confidential and
                      ---------------
will not disclose or divulge (other than to their respective Boards of Directors) any confidential, proprietary or secret information which the Investors may obtain from the Company pursuant to Financial Statements, reports, contracts and other materials submitted by the Company to the Investors pursuant to this Agreement, or pursuant to visitation or inspection rights granted under this Agreement unless such information is known or until such information becomes known, to the public other than by action of the Investors or their agents.


                                   ARTICLE 7

                                INDEMNIFICATION

        Section 7.1.  Investors Indemnification. The Company shall indemnify the
                      -------------------------
Investors against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any breach of any representation, warranty or covenant made by the Company in Articles 2 and 5 hereof.

        Section 7.2.  Company Indemnification. The Investors shall indemnify the
                      -----------------------
Company against all claims, losses, damages and liabilities, including legal and other expenses reasonably incurred in investigating or defending against the same, arising out of any breach of any representation, warranty or covenant made in Articles 3 and 6 by the Investors.

        Section 7.3.  Indemnification Generally. In case any investigation or
                      -------------------------
proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 7, such Person (the "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing. No indemnification provided for in Section 7.1 or 7.2 shall be available to any party who shall fail to give notice as provided in this Section 7.3, but the failure to give such notice shall not relieve the Indemnify Party or parties from any liability which it or they may have to the Indemnified Party for contribution or otherwise on account of the provisions of Section 7.1 or
7.2. In case any such proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the Indemnifying Party shall pay as incurred the fees and expenses of the counsel retained by the Indemnified Party in the event
(i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

        Section 7.4.  Final Adjudication. If indemnification arises as a result
                      ------------------
of a third party claim against the Indemnifying Party, no indemnification shall be made effective pursuant to this Article 7 until such time as the Indemnifying Party shall have been finally adjudicated or otherwise bound to be liable hereunder to such third party.

                                   ARTICLE 8

                                 MISCELLANEOUS

        Section 8.1.  Broker's Fee. Each party will indemnify and hold harmless
                      ------------
the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.

        Section 8.2.  SBA Compliance. Should it be determined that any provision
                      --------------
of this Agreement is in violation of any statute or regulation governing small business investment companies, the parties agree that any such offending provision shall be modified or re-written as may be reasonably necessary to comply with the applicable statute or regulation and effect the parties' original intent under this Agreement.

        Section 8.3.  Amendments And Waivers. This Agreement may not be amended
                      ----------------------
or modified, and no provisions may be waived, without the written consent of the Company and the Investors.

        Section 8.4.  Survival of Covenants; Assignability of Rights.
                      ----------------------------------------------

                      8.4.1. All covenants, agreements, representations and warranties of the Company made herein and in the certificates, lists, exhibits, schedules or other written information delivered or furnished in connection therewith and herewith shall be deemed to have been relied upon by the Investors, and, except as provided otherwise in this Agreement, shall survive the delivery of the Purchased Shares for a period of one year and shall bind the Company's successors and assigns, whether so expressed or not, and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Investors' successors and assigns and to permitted transferees of the Purchased Shares, whether so expressed or not.

                      8.4.2. All covenants, agreements, representations and warranties of the Investors made herein shall be deemed to have been relied upon by the Company, and, except as provided otherwise in this Agreement, shall survive the delivery of the Purchased Shares and shall bind each of the Investors' respective successors and assigns, whether so expressed or not and, except as provided otherwise in this Agreement, all such covenants, agreements, representations and warranties shall inure to the benefit of the Company's successors and assigns whether so expressed or not.

        Section 8.5.  Governing Law/Enforcement. This Agreement shall be
                      -------------------------
governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia, without regard to conflicts of law provisions.

        Section 8.6.  Jurisdiction and Venue. The Company consents to the
                      ----------------------
jurisdiction of the Circuit Court of the City of Norfolk, Virginia and the United States District Court for the Eastern District of Virginia, Norfolk Division, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in such court.

        Section 8.7.  Section Headings. The descriptive headings in this
                      ----------------
Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

        Section 8.8.  Counterparts. This Agreement may be executed
                      ------------
simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

        Section 8.9.  Notices and Demands. Any notice or demand which, by any
                      -------------------
provision of this Agreement or any agreement, document or instrument executed pursuant hereto or thereto, except as otherwise provided therein, is required or provided to be given shall be deemed to have been sufficiently given or served for all purposes three days after being sent by first class mail, postage and charges prepaid to the following addresses: if to the Company, at its mailing address set out above, or at any other address designated by the Company to the Investors in writing; if to WSCC at its mailing address of 300 East Main Street, Suite 1380, Norfolk, Virginia 23510, if to CapitalSouth, at its mailing address of 1228 East Morehead Street, Suite 102, Charlotte, NC 28204, or at any other addresses designated by the Investors to the Company in writing; and if to an assignee of the Investors, to its address as designated to the Company in writing. Any notice given by facsimile pursuant to this Section shall be followed by written notice delivered by Federal Express or similar courier service. Any documents, reports or other materials which are required to be delivered to the Investors shall be deemed to have been delivered if delivered to the Investors at the address indicated above.

        Section 8.10.  Severability. Whenever possible, each provision of this
                       ------------
Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

        Section 8.11.  Definitions of Terms
                       --------------------

                                                                      Section
                                                                    ------------
                       1933 Act                                           2.3
                       Certificate of Designation                         1.1
                       Closing Date                                     1.2.2
                       Common Stock                                       2.2
                       Copyrights                                    2.13.1.3
                       Financial Statements                               2.8
                       Intellectual Property Assets                    2.13.1
                       Investment Documents                               2.2
                       Marks                                         2.13.1.1
                       Mask Works                                    2.13.1.4
                       Material Adverse Effect                            2.1
                       Patents                                       2.13.1.2
                       Preferred Stock                                    2.3
                       Purchased Shares                                   1.1
                       Registration Rights Agreement                      2.2
                       SBA                                              1.2.3
                       Series H Preferred Stock                           1.1
                       Trade Secrets                                 2.13.1.5

     Best Knowledge.  The term "best knowledge", or similar terms when applied
     --------------
to the Company, means the actual knowledge of its respective Key Employees, officers or directors having conducted a reasonable independent investigation.

     Business Plan.  The term "Business Plan" means all documents, projections
     -------------
and other related information provided and representations made to the Investors in writing, including, without limitation, (1) the internally prepared profit and loss statements for the period ending September 30, 2000, pro forma estimate profit and loss statements for the three month period and year ending December 31, 2000 and the pro forma forecast profit and loss statements for the year ending December 31, 2001 for HBS Billing Services Company and (2) representations that the general and administrative expenses (to include expenses for legal and accounting services, payroll for three executive officers, travel and entertainment and miscellaneous expenses) of the Company are forecasted to be $2,500,000 for the year ending December 31, 2001.

     Certified.  A Financial Statement shall be deemed to be "certified" only if
     ---------
the Person certifying it shall unqualifiedly express the opinion that it has been prepared in accordance with generally accepted accounting principles and that the balance sheet included therein fairly presents the financial position of the Company as at the date thereof and that the statements of income and of changes in financial position included therein fairly present the results of operations of the Company for the period indicated. If the person certifying is an officer of the Company, the certificate shall also state that the Financial Statements are true, correct and complete. If the person certifying is a member of an accounting firm, the certificate shall also state that the examination included such tests of accounting records and such other auditing procedures as the accountant considered necessary in the circumstances.

     Indebtedness.  The term "Indebtedness" shall mean with respect to any
     ------------
Person (i) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services, other than for trade accounts payable incurred in the ordinary course of the Company's business, (ii) all Indebtedness described in clause (i) of any other Person in respect of which such Person is liable, contingently or otherwise, to pay or advance money or property as guarantor, endorser or otherwise (except as endorser for collection in the ordinary course of business), and (iii) all lease obligations of such Person which are required, in accordance with generally accepted accounting principles ("GAAP"), to be capitalized on the books of the
                                 ----
lessee.

     Key Employees.  The term "Key Employees" shall mean the "executive
     -------------
officers" of the Company, as such persons are identified from time to time by the Company's board of directors.

     Permitted Transferee.  The term "Permitted Transferee" shall mean any
     --------------------
purchaser or transferee of Securities who at the time of transfer is an affiliate, as that term is defined in the Investment Company Act of 1940, of an Investor (including a shareholder of an Investor). Each such transferee shall be deemed to be an "Investor" for purposes of this Agreement.

     Person.  The term "Person" shall mean any corporation, association,
     ------
partnership, joint venture, organization, business or individual.

     Primal Spinoff. The term "Primal Spinoff" shall mean the Company's
     --------------
distribution of all its shares of the common stock of Primal Solutions, Inc. to the Company's security holders on February 12, 2001.

     SEC Documents.  The term "SEC Documents" shall mean all required reports,
     -------------
schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) filed by the Company with the Securities and Exchange Commission since August 1, 1998,

     Section 8.12.  Expenses. The Company shall pay all costs and expenses that
                    --------
it and the Company incur with respect to the negotiation, execution, delivery and performance of this Agreement.

     Section 8.13.  Entire Agreement. This Agreement and the other documents
                    ----------------
delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with respect to the subjects hereof and thereof.

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

     IN WITNESS, the undersigned have executed this Agreement as of the day and year first above written.


                             COMPANY:


                             AVERY COMMUNICATIONS, INC.


                             By: /s/ SCOT MCCORMICK
                                ------------------------------------------
                                Scot McCormick, VP, CFO, and Secretary



                             INVESTORS:


                             WATERSIDE CAPITAL CORPORATION


                             By: /s/ MARTIN SPERONI
                                ------------------------------------------
                             Name:  Martin Speroni
                                  ----------------------------------------
                             Title:  Vice President
                                   ---------------------------------------


                             CAPITALSOUTH PARTNERS FUND I, L.P.


                             By: /s/ JOSEPH B. ALALA, III
                                ------------------------------------------
                                Joseph B. Alala, III, President

                                       21